Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS THIRD QUARTER 2016 RESULTS

•	Q3 GAAP Operating Income of $29 Million Within Guidance Range; Results Supported by Positive Performance in Metals & Minerals and Lower Corporate Spending

•	Free Cash Flow Totaled $60 Million in Q3

•	Company Completes Sale of its Remaining Interest in Brand Energy JV for Total Value of $232 million

•	Net Debt Reduced to $596 Million and Liquidity Exceeded $340 million at Quarter-End

•	Company Completes Refinancing Through a New Senior Secured Credit Facility Subsequent to Quarter-End

•
Full-Year GAAP Operating Income Expected to be Between $60 Million and $69 Million; Adjusted Operating Income Anticipated Between $108 Million and $117 Million as Compared with Prior Range of $105 Million to $120 Million

•	Free Cash Flow Guidance Increased to Between $75 Million and $85 Million as Compared with Prior Range of $65 Million to $80 Million

CAMP HILL, PA (November 3, 2016) . . . Harsco Corporation (NYSE: HSC) today reported third quarter 2016 results. On a U.S. GAAP (“GAAP”) basis, third quarter 2016 diluted loss per share from continuing operations was $0.41, which included a non-cash loss related to the Company selling its remaining interest in Brand Energy & Infrastructure Services as previously disclosed. Excluding this item, adjusted diluted earnings per share from continuing operations in the third quarter of 2016 were $0.14. These figures compare with GAAP diluted loss per share from continuing operations of $0.10 and adjusted diluted earnings per share from continuing operations of $0.18 in the third quarter of 2015.

Operating income from continuing operations for the third quarter of 2016 was $29 million, which was within the guidance range of $27 million to $32 million previously provided by the Company.

"The third quarter for Harsco was another solid result, led by our Metals & Minerals business," said President and CEO Nick Grasberger. "Further, we were particularly pleased with our free cash flow performance in this quarter, which supports raising our free cash flow outlook for the year. We also substantially reduced our financial leverage in the quarter and further strengthened our financial flexibility more recently through a very successful refinancing. Looking ahead, our strategic priorities remain unchanged as we pursue initiatives to improve our market position and capital returns in each of our businesses, and we remain optimistic about our earnings potential as markets recover."

Harsco Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)	Q3 2016	Q3 2015
Revenues	$368	$428
Operating income from continuing operations - GAAP	$29	$8
Operating margin from continuing operations - GAAP	7.8%	1.8%
Diluted EPS from continuing operations	$(0.41)	$(0.10)
Unusual items per diluted share	$0.55	$0.28
Adjusted operating income - excluding unusual items	$29	$35
Adjusted operating margin - excluding unusual items	7.8%	8.2%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.14	$0.18
Return on invested capital (TTM) - excluding unusual items	6.0%	6.2%

Consolidated Third Quarter Operating Results

Total revenues were $368 million, with the decrease mainly attributable to the Company’s Metals & Minerals and Industrial segments, as expected. Foreign currency translation negatively impacted third quarter 2016 revenues by approximately $9 million.

Operating income from continuing operations for the third quarter of 2016 was $29 million. This figure compares with GAAP operating income of $8 million and adjusted operating income of $35 million in the prior-year quarter. Operating earnings in Metals & Minerals improved in comparison with adjusted operating income in the same quarter last year, while earnings declined in the Industrial and Rail segments. As a result, operating margin decreased 40 basis points versus the adjusted operating margin in the prior-year period.

Foreign currency translation positively affected operating income by approximately $2 million in this year’s quarter compared with the prior-year quarter. Also, the Company’s third quarter 2016 earnings included equity income of approximately $3.2 million ($0.03 per share after tax) from the Brand Energy joint venture.

Third Quarter Business Review

Metals & Minerals

($ in millions)	Q3 2016	Q3 2015	%Change
Revenues	$248	$277	(11)%
Operating income - GAAP	$24	$(3)	nmf
Operating margin - GAAP	9.7%	(1.2)%
Adjusted operating income - excluding unusual items (1)	$24	$21	13%
Adjusted operating margin - excluding unusual items (1)	9.7%	7.7%
Customer liquid steel tons (millions)	34.9	37.5	(7)%
nmf=not meaningful
(1) no unusual items in Q3 2016

Revenues decreased 11 percent to $248 million, primarily as a result of exiting certain contracts and foreign exchange translation. Meanwhile, operating income totaled $24 million in comparison with a GAAP operating loss in the prior-year quarter of $3 million, which included Project Orion exited site costs, contract termination and resolution charges, and other adjustments. Compared with adjusted operating income in the 2015 quarter, earnings increased 13 percent as workforce reductions and other benefits realized under Project Orion offset the impact from site exits. As a result, the segment operating margin improved by 200 basis points to 9.7 percent versus an adjusted operating margin of 7.7 percent in last year’s third quarter.

Industrial

($ in millions)	Q3 2016	Q3 2015	%Change
Revenues	$63	$91	(30)%
Operating income - GAAP	$6	$14	(55)%
Operating margin - GAAP	10.0%	15.3%

Revenues declined 30 percent to $63 million, principally due to lower demand for heat exchangers from U.S. energy customers as well as industrial grating. Operating income declined as reduced demand offset lower selling and administrative costs. As a result, the segment’s operating margin decreased to 10.0 percent compared with 15.3 percent in the comparable quarter last year.

Rail

($ in millions)	Q3 2016	Q3 2015	%Change
Revenues	$57	$60	(5)%
Operating income - GAAP	$5	$8	(41)%
Operating margin - GAAP	8.1%	13.0%

Revenues decreased 5 percent to $57 million as lower contract services offset an increase in after-market parts sales. These trends, along with sales mix, contributed to the decrease in operating income and operating income margin compared with the prior-year period.

Cash Flow

Free cash flow was $60 million in the third quarter of 2016, compared with $23 million in the prior-year period. This cash flow improvement resulted from increased net cash provided by operating activities, including working capital and additional contract advances, as well as lower capital expenditures.

Financial Position

At the end of the third quarter, the Company maintained net debt of approximately $596 million, a decrease of more than $200 million from this year's second quarter. Cash proceeds from the previously-announced sale of the Company's remaining JV interest in Brand Energy and free cash flow were used to reduce leverage in the quarter. The Company's net debt to adjusted EBITDA ratio was 2.2x, as compared with a maximum leverage covenant of 4.0x under the Company's Credit Agreement, and its borrowing capacity and available cash totaled more than $340 million at the end of the quarter. Subsequent to the end of the third quarter, the Company closed on a new senior secured credit facility, which includes a $400 million five-year revolving credit facility and a $550 million seven-year term loan B facility. The proceeds from this financing will be used to replace the Company's existing credit facility and redeem its existing 5.75% Senior Notes due 2018.

2016 Outlook

The Company's 2016 Outlook range is updated to reflect recent performance and current expectations for each business segment. For Metals & Minerals, adjusted operating income is expected to improve compared with 2015 as internal improvements and site start-ups are forecasted to fully offset the impacts from site exits, weaker commodities prices and lower steel production for the year. In Industrial, operating results are projected to be significantly lower as compared with 2015 due to reduced demand from U.S. energy customers. Rail earnings are expected to meaningfully decrease as a result of weaker U.S. market demand, sales mix and administrative costs to facilitate international expansion as well as the $40 million loss provision recorded in the second quarter of 2016. Lastly, Corporate spending is now expected to decrease approximately 30 percent versus 2015 as a result of continued reduction of various overhead expenditures such as personnel, travel and professional fees.

Full Year 2016

•	GAAP operating income for the full year is expected to range from $60 million to $69 million; compared with $89 million in 2015.

•	Adjusted operating income for the full year is expected to range from $108 million to $117 million; compared with $105 million to $120 million previously and with $135 million in 2015.

•	Free cash flow in the range of $75 million to $85 million; compared with a previous range of $65 million to $80 million and with $24 million in 2015.

•	Net interest expense is forecasted to range from $50 million to $51 million.

•
GAAP loss per share for the full year in the range of $0.76 to $0.85, which does not take into account any charges related to the recent refinancing; compared with GAAP earnings per share of $0.09 in 2015.

•	Adjusted earnings per share for the full year in the range of $0.36 to $0.45; compared with $0.33 to $0.49 previously and $0.56 per share in 2015.

•	Adjusted return on invested capital is expected to range from 5.8 percent to 6.3 percent; compared with 6.3 percent in 2015.

Q4 2016

•	Adjusted operating income of $20 million to $29 million; compared with $26 million in the prior-year quarter.

•	Adjusted earnings per share of $0.06 to $0.11; compared with $0.11 in the prior-year quarter.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 87961546. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through August 18, 2016 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (18) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as the Harsco Metals & Minerals Segment's Improvement Plan ("Project Orion"); (19) implementation of environmental remediation matters; (20) risk and uncertainty associated with intangible assets; (21) the impact of a transaction, if any, resulting from the Company's determination to explore strategic options for the separation of the Harsco Metals & Minerals Segment; and (22) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and Part II, Item 1A, Risk Factors of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands, except per share amounts)	2016	2015	2016		2015
Revenues from continuing operations:
Service revenues	$239,057	$272,463	$714,177		$852,100
Product revenues	128,730	155,871	376,824		483,560
Total revenues	367,787	428,334	1,091,001		1,335,660
Costs and expenses from continuing operations:
Cost of services sold	192,812	224,588	574,137		714,287
Cost of products sold	93,499	112,043	312,131		343,825
Selling, general and administrative expenses	50,249	64,526	150,553		186,891
Research and development expenses	910	1,057	2,748		3,490
Loss on disposal of the Harsco Infrastructure Segment	—	1,000	—		1,000
Other expenses	1,741	17,392	12,111		3,829
Total costs and expenses	339,211	420,606	1,051,680		1,253,322
Operating income from continuing operations	28,576	7,728	39,321		82,338
Interest income	673	264	1,760		951
Interest expense	(13,756)	(11,110)	(39,924)		(34,812)
Change in fair value to unit adjustment liability and loss on dilution and sale of equity method investment	(44,788)	(2,083)	(58,494)		(6,492)
Income (loss) from continuing operations before income taxes and equity income (loss)	(29,295)	(5,201)	(57,337)		41,985
Income tax expense	(5,079)	(6,985)	(14,913)		(26,945)
Equity in income (loss) of unconsolidated entities, net	3,205	3,105	5,686		(396)
Income (loss) from continuing operations	(31,169)	(9,081)	(66,564)		14,644
Discontinued operations:
Income (loss) on disposal of discontinued business	(592)	(637)	1,788		(849)
Income tax benefit (expense) related to discontinued business	217	235	(661)		313
Income (loss) from discontinued operations	(375)	(402)	1,127		(536)
Net income (loss)	(31,544)	(9,483)	(65,437)		14,108
Less: Net (income) loss attributable to noncontrolling interests	(1,443)	827	(4,592)		(925)
Net income (loss) attributable to Harsco Corporation	$(32,987)	$(8,656)	$(70,029)		$13,183
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(32,612)	$(8,254)	$(71,156)		$13,719
Income (loss) from discontinued operations, net of tax	(375)	(402)	1,127		(536)
Net income (loss) attributable to Harsco Corporation common stockholders	$(32,987)	$(8,656)	$(70,029)		$13,183

Weighted-average shares of common stock outstanding	80,379	80,238	80,318		80,233
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.41)	$(0.10)	$(0.89)		$0.17
Discontinued operations	—	(0.01)	0.01		(0.01)
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.41)	$(0.11)	$(0.87)	(a)	$0.16

Diluted weighted-average shares of common stock outstanding	80,379	80,238	80,318		80,363
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.41)	$(0.10)	$(0.89)		$0.17
Discontinued operations	—	(0.01)	0.01		(0.01)
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.41)	$(0.11)	$(0.87)	(a)	$0.16
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	September 30 2016	December 31 2015
ASSETS
Current assets:
Cash and cash equivalents	$79,911	$79,756
Trade accounts receivable, net	263,534	254,877
Other receivables	17,595	30,395
Inventories	208,695	216,967
Other current assets	62,894	82,527
Total current assets	632,629	664,522
Investments	2,210	252,609
Property, plant and equipment, net	518,251	564,035
Goodwill	391,657	400,367
Intangible assets, net	44,380	53,043
Other assets	97,997	126,621
Total assets	$1,687,124	$2,061,197
LIABILITIES
Current liabilities:
Short-term borrowings	$5,279	$30,229
Current maturities of long-term debt	20,760	25,084
Accounts payable	119,991	136,018
Accrued compensation	43,863	38,899
Income taxes payable	7,329	4,408
Dividends payable	—	4,105
Insurance liabilities	12,154	11,420
Advances on contracts and other customer advances	125,042	107,250
Due to unconsolidated affiliate	—	7,733
Unit adjustment liability	—	22,320
Other current liabilities	128,519	118,657
Total current liabilities	462,937	506,123
Long-term debt	649,511	845,621
Deferred income taxes	14,531	12,095
Insurance liabilities	26,625	30,400
Retirement plan liabilities	200,317	241,972
Due to unconsolidated affiliate	—	13,674
Unit adjustment liability	—	57,614
Other liabilities	40,179	42,895
Total liabilities	1,394,100	1,750,394
HARSCO CORPORATION STOCKHOLDERS' EQUITY
Common stock	140,625	140,503
Additional paid-in capital	170,716	170,699
Accumulated other comprehensive loss	(466,359)	(515,688)
Retained earnings	1,166,326	1,236,355
Treasury stock	(760,391)	(760,299)
Total Harsco Corporation stockholders’ equity	250,917	271,570
Noncontrolling interests	42,107	39,233
Total equity	293,024	310,803
Total liabilities and equity	$1,687,124	$2,061,197

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$(31,544)	$(9,483)	$(65,437)	$14,108
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	32,548	36,836	98,284	110,343
Amortization	4,077	2,930	10,003	9,003
Change in fair value to the unit adjustment liability and loss on dilution and sale of equity method investment	44,788	2,083	58,494	6,492
Deferred income tax expense (benefit)	842	7,643	(2,015)	9,998
Equity in (income) loss of unconsolidated entities, net	(3,205)	(3,105)	(5,686)	396
Dividends from unconsolidated entities	—	—	16	—
Contract estimated forward loss provision for Harsco Rail Segment	—	—	40,050	—
Other, net	(7,933)	5,128	(3,676)	(12,345)
Changes in assets and liabilities:
Accounts receivable	1,044	19,859	4,055	9,161
Inventories	(504)	(5,280)	(24,295)	(36,472)
Accounts payable	5,568	(14,783)	(10,831)	(3,346)
Accrued interest payable	6,281	7,821	6,245	7,658
Accrued compensation	3,244	3,230	4,481	(3,640)
Advances on contracts and other customer advances	16,461	(698)	15,352	7,548
Harsco 2011/2012 Restructuring Program accrual	—	(204)	—	(305)
Other assets and liabilities	4,506	(8,093)	(20,285)	(29,497)
Net cash provided by operating activities	76,173	43,884	104,755	89,102
Cash flows from investing activities:
Purchases of property, plant and equipment	(17,770)	(28,337)	(49,946)	(91,583)
Proceeds from sales of assets	2,063	7,426	7,178	20,777
Purchases of businesses, net of cash acquired	—	52	(26)	(7,705)
Proceeds from sale of equity investment	165,640	—	165,640	—
Payment of unit adjustment liability	—	(5,580)	—	(16,740)
Other investing activities, net	7,674	(3,192)	7,058	(7,975)
Net cash provided (used) by investing activities	157,607	(29,631)	129,904	(103,226)
Cash flows from financing activities:
Short-term borrowings, net	(3,476)	4,257	(1,527)	1,211
Current maturities and long-term debt:
Additions	816	13	50,835	92,993
Reductions	(200,160)	(85,527)	(275,768)	(101,679)
Cash dividends paid on common stock	—	(16,420)	(4,105)	(49,311)
Dividends paid to noncontrolling interests	—	—	(1,702)	(1,559)
Purchase of noncontrolling interests	—	(395)	(4,731)	(395)
Common stock acquired for treasury	—	—	—	(12,143)
Proceeds from cross-currency interest rate swap termination	—	75,057	16,625	75,057
Deferred pension underfunding payment to unconsolidated affiliate	(20,640)	—	(20,640)	—
Other financing activities, net	(51)	(415)	(946)	(2,607)
Net cash provided (used) by financing activities	(223,511)	(23,430)	(241,959)	1,567
Effect of exchange rate changes on cash	404	23	7,455	7,708
Net increase (decrease) in cash and cash equivalents	10,673	(9,154)	155	(4,849)
Cash and cash equivalents at beginning of period	69,238	67,148	79,756	62,843
Cash and cash equivalents at end of period	$79,911	$57,994	$79,911	$57,994

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	September 30, 2016		September 30, 2015
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$247,691	$24,066	$277,367	$(3,331)
Harsco Industrial	63,422	6,312	91,199	13,934
Harsco Rail	56,674	4,599	59,768	7,786
General Corporate	—	(6,401)	—	(10,661)
Consolidated Totals	$367,787	$28,576	$428,334	$7,728

	Nine Months Ended		Nine Months Ended
	September 30, 2016		September 30, 2015
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$730,923	$61,934	$862,901	$25,851
Harsco Industrial	191,561	20,083	281,883	45,380
Harsco Rail	168,517	(22,443)	190,876	40,819
General Corporate	—	(20,253)	—	(29,712)
Consolidated Totals	$1,091,001	$39,321	$1,335,660	$82,338

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2016	2015		2016		2015
Diluted earnings (loss) per share from continuing operations as reported	$(0.41)	$(0.10)		$(0.89)		$0.17
Net loss on dilution and sale of equity investment (a)	0.54	—		0.67		—
Harsco Rail Segment contract loss provision (b)	—	—		0.50		—
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (c)	—	(0.02)		0.06		(0.02)
Harsco Metals & Minerals Segment separation costs (d)	—	0.02		0.04		0.02
Expense of deferred financing costs (e)	0.01	—		0.01		—
Harsco Metals & Minerals Segment contract termination charges (f)	—	0.17		—		0.17
Harsco Metals & Minerals Segment salt cake processing and disposal charges (g)	—	0.06		—		0.06
Harsco Metals & Minerals Segment subcontractor settlement charge (h)	—	0.05		—		0.05
Harsco Metals & Minerals Segment multi-employer pension plan charge (i)	—	0.01		—		0.01
Harsco Infrastructure Segment loss on disposal (j)	—	0.01		—		0.01
Taxes on above unusual items	—	(0.03)		(0.08)		(0.03)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.14	$0.18	(k)	$0.32	(k)	$0.45	(k)

(a)	Loss on the dilution and sale of the Company's investment in Brand Energy & Infrastructure Services recorded at Corporate (Q3 2016 $43.5 million pre-tax; nine months 2016 $53.8 million)

(b)	Harsco Rail Segment contract loss provision related the Company's contracts with the federal railway system of Switzerland (nine months 2016 $40.1 pre-tax).

(c)
Harsco Metals & Minerals Segment charges primarily attributable to site exit and underperforming contract costs (nine months 2016 $5.1 million pre-tax charge; Q3 and nine months 2015 $1.4 million reversal pre-tax).

(d)	Costs associated with Harsco Metals & Minerals Segment separation recorded at Corporate (nine months 2016 $3.3 million pre-tax; Q3 and nine months 2015 $1.8 million pre-tax).

(e)	Expense of deferred financing costs associated with the Company's repayment of approximately $85 million on its Term Loan Facility recorded at Corporate (Q3 and nine months 2016 $1.1 million pre-tax).

(f)	Harsco Metals & Minerals Segment charges related to a contract terminations (Q3 and nine months 2015 $13.7 million pre-tax).

(g)
Harsco Metals & Minerals Segment charges incurred in connection with the processing and disposal of salt cakes (Q3 and nine months 2015 $7.0 million pre-tax). The Company's Bahrain operations are operated under a strategic venture for which its strategic venture partner has a 35% minority interest. Accordingly, the net impact of the charge to the Company's Net income (loss) attributable to Harsco Corporation was $4.6 million.

(h)	Harsco Metals & Minerals Segment charges related to a settlement with a subcontractor (Q3 and nine months 2015 $4.2 million pre-tax).

(i)	Harsco Metals & Minerals Segment charges related to a multi-employer pension plan (Q3 and nine months 2015 $1.1 million pre-tax).

(j)	Loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (Q3 and nine months 2015 $1.0 million pre-tax).

(k)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Twelve Months Ended
	December 31
	2015
Diluted earnings per share from continuing operations as reported	$0.09
Harsco Metals & Minerals Segment contract termination charges, net (a)	0.17
Harsco Metals & Minerals Segment separation costs (b)	0.12
Harsco Metals & Minerals Segment salt cake processing and disposal charges (c)	0.06
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (d)	0.06
Harsco Metals & Minerals Segment Project Orion charges (e)	0.06
Harsco Metals & Minerals Segment subcontractor settlement charge (f)	0.05
Harsco Metals & Minerals Segment multi-employer pension plan charge (g)	0.01
Harsco Infrastructure Segment loss on disposal (h)	0.01
Taxes on above unusual items	(0.08)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.56	(i)

(a)	Harsco Metals & Minerals Segment charges related to a contract terminations (Full year 2015 $13.5 million pre-tax).

(b)	Costs associated with Harsco Metals & Minerals Segment separation costs recorded as Corporate (Full year 2015 $9.9 million pre-tax).

(c)
Harsco Metals & Minerals Segment charges incurred in connection with the processing and disposal of salt cakes (Full year 2015 $7.0 million pre-tax). The Company's Bahrain operations are operated under a strategic venture for which its strategic venture partner has a 35% minority interest. Accordingly, the net impact of the charge to the Company's Net income (loss) attributable to Harsco Corporation was $4.6 million.

(d)
Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion’s focus on underperforming contracts (Full year 2015 $5.0 million pre-tax which includes $1.4 million of pre-tax gains).

(e)	Harsco Metals & Minerals Segment Project Orion restructuring charges (Full year 2015 $5.1 million pre-tax).

(f)	Harsco Metals & Minerals Segment charges related to a settlement with a subcontractor (Full year 2015 $4.2 million pre-tax).

(g)	Harsco Metals & Minerals Segment charges related to a multi-employer pension plan (Full year 2015 $1.1 million pre-tax).

(h)	Loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (Full year 2015 $1.0 million pre-tax).

(i)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Three Months Ended
December 31
2015
Diluted loss per share from continuing operations as reported	$(0.08)
Harsco Metals & Minerals Segment separation costs (a)	0.10
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (b)	0.08
Harsco Metals & Minerals Segment Project Orion charges (c)	0.06
Taxes on above unusual items	(0.05)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.11

(a)	Costs associated with Harsco Metals & Minerals Segment separation costs recorded as Corporate (Q4 2015 $8.2 million pre-tax).

(b)
Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion’s focus on underperforming contracts (Q4 2015 $6.4 million pre-tax).

(c)	Harsco Metals & Minerals Segment Project Orion restructuring charges (Q4 2015 5.1 million pre-tax).

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING UNUSUAL ITEMS (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2016:
Operating income (loss) as reported (a)	$24,066	$6,312	$4,599	$(6,401)	$28,576
Revenues as reported	$247,691	$63,422	$56,674	$—	$367,787
Operating margin (%)	9.7%	10.0%	8.1%		7.8%

Three Months Ended September 30, 2015:
Adjusted operating income (loss) excluding unusual items	$21,326	$13,934	$7,786	$(7,908)	$35,138
Revenues as reported	$277,367	$91,199	$59,768	$—	$428,334
Adjusted operating margin (%) excluding unusual items	7.7%	15.3%	13.0%		8.2%

Nine Months Ended September 30, 2016:
Adjusted operating income (loss) excluding unusual items	$67,034	$20,083	$17,607	$(16,966)	$87,758
Revenues as reported	$730,923	$191,561	$168,517	$—	$1,091,001
Adjusted operating margin (%) excluding unusual items	9.2%	10.5%	10.4%		8.0%

Nine Months Ended September 30, 2015:
Adjusted operating income (loss) excluding unusual items	$50,508	$45,380	$40,819	$(26,959)	$109,748
Revenues as reported	$862,901	$281,883	$190,876	$—	$1,335,660
Adjusted operating margin (%) excluding unusual items	5.9%	16.1%	21.4%		8.2%

(a) No unusual items were excluded during the third quarter ended September 30, 2016.

The Company’s management believes Adjusted operating margin (%) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2016:
Operating income as reported (a)	$24,066	$6,312	$4,599	$(6,401)	$28,576
Revenues as reported	$247,691	$63,422	$56,674	$—	$367,787

Three Months Ended September 30, 2015:
Operating income (loss) as reported	$(3,331)	$13,934	$7,786	$(10,661)	$7,728
Harsco Metals & Minerals Segment contract termination charges	13,737	—	—	—	13,737
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—	—	—	7,000
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—	—	—	4,220
Harsco Metals & Minerals Segment separation costs	—	—	—	1,753	1,753
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—	—	—	1,122
Harsco Infrastructure Segment loss on disposal	—	—	—	1,000	1,000
Harsco Metals & Minerals Segment site exit and underperforming contract charges	(1,422)	—	—	—	(1,422)
Adjusted operating income (loss) excluding unusual items	$21,326	$13,934	$7,786	$(7,908)	$35,138
Revenues as reported	$277,367	$91,199	$59,768	$—	$428,334
(a) No unusual items were excluded during the third quarter ended September 30, 2016.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Nine Months Ended September 30, 2016:
Operating income (loss) as reported	$61,934	$20,083	$(22,443)	$(20,253)	$39,321
Harsco Rail Segment contract loss provision	—	—	40,050	—	40,050
Harsco Metals & Minerals Segment site exit charges	5,100	—	—	—	5,100
Harsco Metals & Minerals Segment separation costs	—	—	—	3,287	3,287
Adjusted operating income (loss), excluding unusual items	$67,034	$20,083	$17,607	$(16,966)	$87,758
Revenues as reported	$730,923	$191,561	$168,517	$—	$1,091,001

Nine Months Ended September 30, 2015:
Operating income (loss) as reported	$25,851	$45,380	$40,819	$(29,712)	$82,338
Harsco Metals & Minerals Segment contract termination charges	13,737	—	—	—	13,737
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—	—	—	7,000
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—	—	—	4,220
Harsco Metals & Minerals Segment separation costs	—	—	—	1,753	1,753
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—	—	—	1,122
Harsco Infrastructure Segment loss on disposal	—	—	—	1,000	1,000
Harsco Metals & Minerals Segment site exit and underperforming contract charges	(1,422)	—	—	—	(1,422)
Adjusted operating income (loss) excluding unusual items	$50,508	$45,380	$40,819	$(26,959)	$109,748
Revenues as reported	$862,901	$281,883	$190,876	$—	$1,335,660

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2015:
Operating income (loss) as reported	$26,289	$57,020	$50,896	$(45,669)	$88,536
Harsco Metals & Minerals Segment contract termination charges, net	13,484	—	—	—	13,484
Harsco Metals & Minerals Segment separation costs	—	—	—	9,922	9,922
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—	—	—	7,000
Harsco Metals & Minerals Segment Project Orion charges	5,070	—	—	—	5,070
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (a)	4,977	—	—	—	4,977
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—	—	—	4,220
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—	—	—	1,122
Harsco Infrastructure Segment loss on disposal	—	—	—	1,000	1,000
Adjusted operating income (loss), excluding unusual items	$62,162	$57,020	$50,896	$(34,747)	$135,331
Revenues as reported	$1,106,162	$357,256	$259,674	$—	$1,723,092
(a) Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion’s focus on underperforming contracts (Full year 2015 $5.0 million pre-tax which includes $1.4 million of pre-tax gains).

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2015:
Operating income (loss) as reported	$438	$11,640	$10,077	$(15,957)	$6,198
Harsco Metals & Minerals Segment separation costs	—	—	—	8,169	8,169
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	6,399	—	—	—	6,399
Harsco Metals & Minerals Segment Project Orion charges	5,070	—	—	—	5,070
Harsco Metals & Minerals Segment contract termination charges	(253)	—	—	—	(253)
Adjusted operating income (loss), excluding unusual items	$11,654	$11,640	$10,077	$(7,788)	$25,583
Revenues as reported	$243,261	$75,373	$68,798	$—	$387,432

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2016	2015	2016	2015
Net cash provided by operating activities	$76,173	$43,884	$104,755	$89,102
Less maintenance capital expenditures (a)	(15,806)	(23,869)	(42,923)	(67,314)
Less growth capital expenditures (b)	(1,964)	(4,468)	(7,023)	(24,269)
Plus capital expenditures for strategic ventures (c)	17	43	112	310
Plus total proceeds from sales of assets (d)	2,063	7,426	7,178	20,777
Free cash flow	$60,483	$23,016	$62,099	$18,606

(a)	Maintenance capital expenditures are necessary to sustain the Company’s current revenue streams and include contract renewal.

(b)	Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.

(c)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(d)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2015
Net cash provided by operating activities	$121,507
Less maintenance capital expenditures (a)	(92,545)
Less growth capital expenditures (b)	(31,007)
Plus capital expenditures for strategic ventures (c)	439
Plus total proceeds from sales of assets (d)	25,966
Free cash flow	$24,360

(a)	Maintenance capital expenditures are necessary to sustain the Company’s current revenue streams and include contract renewal.

(b)	Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.

(c)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(d)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2016
(In millions)	Low	High
Net cash provided by operating activities	$135	$138
Less capital expenditures (a)	(70)	(65)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	10	12
Free Cash Flow	$75	$85

(a)
Capital expenditures encompass two primary elements: maintenance capital expenditures, which are necessary to sustain the Company’s current revenue streams and include contract renewals; and growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, and which expand the Company's revenue base and create additional future cash flow.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET LOSS FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Trailing Twelve Months for Period Ended September 30
(In thousands)	2016	2015
Loss from continuing operations	$(73,896)	$(28,002)
Unusual items:
Net loss on dilution and sale of equity investment	53,822	—
Harsco Rail Segment contract loss provision	40,050	—
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (b)	11,499	37,826
Harsco Metals & Minerals Segment separation costs	11,456	1,753
Harsco Metals & Minerals Segment Project Orion charges	5,070	3,177
Expense of deferred financing costs	1,125
Harsco Metals & Minerals Segment contract termination charges	(253)	13,737
Harsco Metals & Minerals Segment salt cake processing and disposal charges	—	7,000
Harsco Metals & Minerals Segment Brazilian labor claim reserves	—	5,204
Harsco Metals & Minerals Segment subcontractor settlement charge	—	4,220
Strategic transaction review costs	—	3,531
Harsco Metals & Minerals Segment multi-employer pension plan charge	—	1,122
Harsco Infrastructure Segment loss on disposal	—	1,000
Harsco Infrastructure transaction costs	—	450
Gains associated with exited Harsco Infrastructure operations retained	—	(2,205)
Taxes on above unusual items	(9,962)	185
Net income from continuing operations, as adjusted	38,911	48,998
After-tax interest expense (c)	32,546	29,344

Net operating profit after tax as adjusted	$71,457	$78,342

Average equity	$304,532	$360,452
Plus average debt	881,077	897,429
Average capital	$1,185,609	$1,257,881

Return on invested capital excluding unusual items	6.0%	6.2%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion’s focus on underperforming contracts (Twelve months ended September 30, 2015 $37.8 million pre-tax which includes $1.4 million of pre-tax gains).

(c)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
Year Ended December 31
(In thousands)	2015
Income from continuing operations	$7,312
Unusual items:
Harsco Metals & Minerals Segment contract termination charges, net	13,484
Harsco Metals & Minerals Segment separation costs	9,922
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000
Harsco Metals & Minerals Segment Project Orion charges	5,070
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (b)	4,977
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122
Harsco Infrastructure Segment loss on disposal	1,000
Taxes on above unusual items	(6,198)
Net income from continuing operations, as adjusted	47,909
After-tax interest expense (c)	29,486

Net operating profit after tax as adjusted	$77,395

Average equity	$308,182
Plus average debt	910,955
Average capital	$1,219,137

Return on invested capital excluding unusual items	6.3%

(a)
Return on invested capital excluding unusual items is net income from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion’s focus on underperforming contracts (Full year 2015 $5.0 million pre-tax which includes $1.4 million of pre-tax gains).

(c)	The Company’s effective tax rate approximated 37% on an adjusted basis for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.